As filed with the Securities and Exchange Commission on July 17, 2003
                                                   REGISTRATION NO. 333-
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                            VALENCE TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                                        77-0214673
  (State or Other Jurisdiction                         (I.R.S. Employer
              of                                     Identification Number)
       Incorporation or
         Organization)

                      6504 BRIDGE POINT PARKWAY, SUITE 415
                               AUSTIN, TEXAS 78730
                                 (512) 527-2900
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                               STEPHAN B. GODEVAIS
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                      6504 BRIDGE POINT PARKWAY, SUITE 415
                               AUSTIN, TEXAS 78730
                                 (512) 527-2900
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                         ------------------------------

                                   Copies to:
                         C.N. FRANKLIN REDDICK III, ESQ.
                       AKIN GUMP STRAUSS HAUER & FELD LLP
                       2029 CENTURY PARK EAST, SUITE 2400
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 229-1000
                                   -----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

         FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
                                   STATEMENT.
                                  -----------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest retirement plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                              CALCULATION OF REGISTRATION FEE
===================================================================================================
                                             PROPOSED
                                              MAXIMUM          PROPOSED
  TITLE OF EACH CLASS                        AGGREGATE         MAXIMUM          AMOUNT OF
   OF SECURITIES         AMOUNT TO BE        PRICE PER        AGGREGATE       REGISTRATION
   TO BE REGISTERED      REGISTERED (1)       UNIT(2)       OFFERING PRICE         FEE
 --------------------- ----------------- ---------------- ----------------- ----------------
 Common Stock            4,000,000          $3.40         $13,600,000         $1,101
                          shares
 --------------------- ----------------- ---------------- ----------------- ----------------

-----------
(1) In accordance with the terms of an agreement with the Selling Stockholder, this prospectus covers the sale of (a) 2,352,942 shares currently issuable upon conversion of shares of the preferred stock held by the Selling Stockholder, (b) 91,006 shares issuable as dividends on the preferred stock (based on 95% of the closing price of the common stock on The Nasdaq SmallCap Market on July 15, 2003), (c) 352,900 shares currently issuable upon exercise of warrants to purchase common stock held by the Selling Stockholder, (d) additional shares which may become issuable in connection with conversion of shares of the preferred stock upon the adjustment of the conversion price due to certain anti-dilution provisions of the preferred stock or in connection with dividends on the preferred stock in the event of changes in the market price of the common stock, and (e) an indeterminable number of additional shares of common stock, pursuant to Rule 416 under the Securities Act, that may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transaction affecting the shares to be offered by the Selling Stockholder.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, and based on the average of the high and low prices of the common stock on The Nasdaq SmallCap Market on July 15, 2003.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 17, 2003

                                4,000,000 Shares

                                [OBJECT OMITTED]

                                  Common Stock
                                 ---------------

     The selling stockholder offering shares of our common stock by means of this prospectus, and the maximum number of shares that it may offer, is identified on pages 14-15 of this prospectus. The selling stockholder has acquired or may acquire the shares of common stock being offered by converting shares of our Series C Convertible Preferred Stock, by exercising warrants that we issued in a private financing or as a dividend on our Series C Convertible Preferred Stock. The selling stockholder may sell these shares at any time, but it is not required to sell any shares. All of the shares that are sold pursuant to this prospectus will be sold by the selling stockholder. We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

     The selling stockholder may offer the shares through public or private transactions, at prevailing market prices or at privately negotiated prices.

     Our common stock is quoted on The Nasdaq Stock Market's SmallCap Market under the symbol "VLNC." The last reported sale price of our common stock on July 15, 2003 was $3.47 per share.

     SEE "RISK FACTORS" BEGINNING ON PAGE 2 TO READ ABOUT THE FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         Prospectus dated July__, 2003.

                                TABLE OF CONTENTS



         About This Prospectus.................................1

         Valence Technology, Inc...............................1

         Risk Factors..........................................2

         Cautionary Note Regarding Forward-Looking Statements..14

         Use of Proceeds.......................................15

         Private Placement of Preferred Stock and Warrants.....15

         Selling Stockholder...................................15

         Plan of Distribution..................................16

         Legal Matters.........................................16

         Experts...............................................18

         Where You Can Find More Information...................18

         Incorporation of Certain Documents by Reference.......19

                              ABOUT THIS PROSPECTUS

     As used in this prospectus, the terms "we," "us," "our" and "Valence," mean Valence Technology, Inc., a Delaware corporation, and its subsidiaries. The term "common stock" means our common stock, $.001 par value, and the term "preferred stock" means our Series C Convertible Preferred Stock, $.001 par value, unless the context indicates a different meaning.

     We have agreed to pay the expenses incurred in registering the shares of common stock being offered by this prospectus.

     YOU SHOULD CAREFULLY READ THIS PROSPECTUS FOR DETAILS ABOUT THIS OFFERING, INCLUDING THE INFORMATION UNDER THE HEADING "RISK FACTORS." HOWEVER, MUCH OF THE INFORMATION ABOUT US THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN OUR COMMON STOCK IS NOT SET FORTH IN THIS PROSPECTUS. WE ENCOURAGE YOU TO OBTAIN AND CAREFULLY READ THE INFORMATION ABOUT US IDENTIFIED UNDER THE HEADING, "DOCUMENTS INCORPORATED BY REFERENCE," AT THE END OF THIS PROSPECTUS.

                            VALENCE TECHNOLOGY, INC.

     We are a leader in the development and commercialization of SaphionTM technology and Lithium-ion polymer rechargeable batteries. We introduced our first product based on our SaphionTM technology, the N-Charge(TM) Power System, in February 2002. The N-Charge(TM) Power System is a rechargeable battery system that provides supplemental battery power for a wide variety of portable electronic devices.

     Our principal offices are located at 6504 Bridge Point Parkway, Suite 415, Austin, Texas 78730. Our telephone number is (512) 527-2900.

     Our web site is at www.valence.com. The information on our web site is not intended to be a part of this prospectus.

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND OTHER INFORMATION INCLUDED IN THIS PROSPECTUS IN EVALUATING US AND OUR BUSINESS. IF ANY OF THE EVENTS DESCRIBED BELOW OCCUR, OUR BUSINESS AND FINANCIAL RESULTS COULD BE ADVERSELY AFFECTED IN A MATERIAL WAY. THIS COULD CAUSE THE TRADING PRICE OF OUR COMMON STOCK TO DECLINE, PERHAPS SIGNIFICANTLY.

                          RISKS RELATED TO OUR BUSINESS

EXECUTION OF OUR BUSINESS PLAN WITH OUR CURRENT AVAILABLE CAPITAL.

At March 31, 2003, our principal sources of liquidity were cash and cash equivalents of $6.6 million and $10.0 million available under an equity line financing commitment (subject to conditions discussed below) and a $4 million working capital commitment from Berg & Berg. On June 2, 2003 we raised net proceeds of approximately $9.6 million through the sale of one thousand shares of newly issued Series C Preferred Stock to The Riverview Group, LLC. In addition, in June 2003 we received an additional $10.0 million funding commitment, for which the terms will be negotiated at a later date, from Berg & Berg Enterprises, LLC, an entity controlled by Carl E. Berg, a director and principal stockholder of ours.

Our current forecasts project that these sources of liquidity will be sufficient to allow us to execute on our current business plan without the need for additional financing. Our current business plan contemplates that we will realize increases in cash flow from the sale of our Henderson, Nevada facility, projected increases in product sales and licensing revenue and further cash benefits from continued reductions in our administrative and manufacturing costs, while maintaining capital expenditures and expenditures for research and development at levels consistent with those incurred in 2003. However, our cash requirements may vary materially from those now planned because of changes in our operations, including changes in OEM relationships, market conditions, joint venture and business opportunities, or a request for repayment of a portion of our existing grants from the Northern Ireland Industrial Development Board (now titled Invest Northern Ireland or INI). If we are unable to realize on our business plan or if our cash requirements increase materially from those currently projected, we would require additional debt or equity financing. There can be no assurance that we could obtain the additional financing on reasonable terms, if at all.

The Series C Preferred Stock matures December 2, 2004 and carries a 2% annual dividend, paid quarterly in cash or shares of common stock. On the maturity date, we will redeem for cash any unconverted shares of the Series C Preferred Stock at their stated value plus any accrued and unpaid dividends. We may also be required to redeem for cash any unconverted shares prior to the maturity date upon the occurrence of certain default events. If the Series C Preferred Stock shares have not been converted by the maturity date (or we are required to redeem the shares prior to the maturity date), we may need to raise additional debt or equity financing to facilitate any required redemption. There can be no assurance that we could obtain the additional financing on reasonable terms, if at all.

Currently, we do not have material sales to meet our operating needs. Consequently, we are dependent on Berg & Berg's continued willingness to fund our continued operations. Pursuant to the terms of the equity line financing commitment, as a result of the offerings we completed in April 2002 and June 2003, Berg & Berg may elect to reduce or eliminate its remaining commitment of $10 million. Berg & Berg has not elected to reduce its commitment to date. Further, the commitment expires on March 31, 2004 and our right to draw down on the line is limited to $5 million per quarter and is further conditioned on Stephan Godevais remaining as CEO.

The additional $10.0 million funding commitment obtained in June 2003 is subject to completion of definitive documentation and any required stockholder approval.

OUR WORKING CAPITAL REQUIREMENTS MAY INCREASE BEYOND THOSE CURRENTLY
ANTICIPATED.

We have planned for an increase in sales and, if we experience sales in excess of our plan, our working capital needs and capital expenditures would likely increase from that currently anticipated. Our ability to meet this additional customer demand would be dependent on our ability to arrange for additional equity or debt financing since it is likely that cash flow from sales is likely to lag behind these increased working capital requirements. If our working capital needs increase from that currently anticipated and we do not receive additional financing from Berg & Berg, we may need to arrange for additional equity or debt financing.

ALL OF OUR ASSETS ARE PLEDGED AS COLLATERAL UNDER OUR LOAN AGREEMENTS. OUR FAILURE TO MEET THE OBLIGATIONS UNDER OUR LOAN AGREEMENTS COULD RESULT IN FORECLOSURE OF OUR ASSETS.

All of our assets are pledged as collateral under various loan agreements. If we fail to meet our obligations pursuant to these loan agreements, our lenders may declare all amounts borrowed from them to be due and payable together with accrued and unpaid interest. If we are unable to repay our debt, these lenders could proceed against our assets.

WE HAVE A HISTORY OF LOSSES, HAVE AN ACCUMULATED DEFICIT AND MAY NEVER ACHIEVE OR SUSTAIN SIGNIFICANT REVENUES OR PROFITABILITY.

We have incurred operating losses each year since inception in 1989 and had an accumulated deficit of $374.6 million as of March 31, 2003. We have working capital of $4.0 million as of March 31, 2003, and have sustained recurring losses related primarily to the research and development and marketing of our products combined with the lack of material sales. We expect to continue to incur operating losses and negative cash flows during fiscal 2004, as we begin to build inventory, increase our marketing efforts and continue our product development. We may never achieve or sustain significant revenues or profitability in the future.

OUR BUSINESS WILL BE ADVERSELY AFFECTED IF OUR SAPHION(TM) TECHNOLOGY BATTERIES ARE NOT COMMERCIALLY ACCEPTED.

We are researching and developing batteries based upon phosphate chemistry. Our batteries are designed and manufactured as components for other companies and end-user customers. Our success is dependent on the acceptance of our batteries and the products using our batteries in their markets. We may have technical issues that arise that may affect the acceptance of our products by our customers. Market acceptance may also depend on a variety of other factors, including educating the target market regarding the benefits of our products. Market acceptance and market share are also affected by the timing of market introduction of competitive products. If we or our customers are unable to gain any significant market acceptance for Saphion(TM) technology based batteries, our business will be adversely affected. It is too early to determine if Saphion(TM) technology based batteries will achieve significant market acceptance.

IF WE ARE UNABLE TO DEVELOP, MANUFACTURE AND MARKET PRODUCTS THAT GAIN WIDE CUSTOMER ACCEPTANCE, OUR BUSINESS WILL BE ADVERSELY AFFECTED.

The process of developing our products is complex and uncertain, and failure to anticipate customers' changing needs and to develop products that receive widespread customer acceptance could significantly harm our results of operations. We must make long-term investments and commit significant resources before knowing whether our predictions will eventually result in products that the market will accept. After a product is developed, we must be able to manufacture sufficient volumes quickly and at low costs. To accomplish this, we must accurately forecast volumes, mix of products and configurations that meet customer requirements, and we may not succeed.

OUR PATENT APPLICATIONS MAY NOT RESULT IN ISSUED PATENTS, WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO COMMERCIALLY EXPLOIT OUR PRODUCTS.

Patent applications in the United States are maintained in secrecy until the patents issue or are published. Since publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries by several months, we cannot be certain that we were the first creator of inventions covered by pending patent applications or the first to file patent applications on such inventions. We also cannot be certain that our pending patent applications will result in issued patents or that any of our issued patents will afford protection against a competitor. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures which differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued United States patents will issue. Furthermore, if these patent applications issue, some foreign countries provide significantly less effective patent enforcement than the United States.

The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. Accordingly, we cannot be certain that patent applications we file will result in patents being issued, or that our patents and any patents that may be issued to us in the future will afford protection against competitors with similar technology. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our operations.

IF WE CANNOT PROTECT OR ENFORCE OUR EXISTING INTELLECTUAL PROPERTY RIGHTS OR IF OUR PENDING PATENT APPLICATIONS DO NOT RESULT IN ISSUED PATENTS, WE MAY LOSE THE ADVANTAGES OF OUR RESEARCH AND MANUFACTURING SYSTEMS.

Our ability to compete successfully will depend on whether we can protect our existing proprietary technology and manufacturing processes. We rely on a combination of patent and trade secret protection, non-disclosure agreements and cross-licensing agreements. These measures may not be adequate to safeguard the proprietary technology underlying our batteries. Employees, consultants, and others who participate in the development of our products may breach their non-disclosure agreements with us, and we may not have adequate remedies in the event of their breaches. In addition, our competitors may be able to develop products that are equal or superior to our products without infringing on any of our intellectual property rights. Moreover, we may not be able to effectively protect our intellectual property rights outside of the United States.

We have established a program for intellectual property documentation and protection in order to safeguard our technology base. We intend to vigorously pursue enforcement and defense of our patents and our other proprietary rights. We could incur significant expenses in preserving our proprietary rights, and these costs could harm our financial condition. We also are attempting to expand our intellectual property rights through our applications for new patents. We cannot be certain that our pending patent applications will result in issued patents or that our issued patents will afford us protection against a competitor. Our inability to protect our existing proprietary technologies or to develop new proprietary technologies may substantially impair our financial condition and results of operations.

INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS BROUGHT AGAINST US COULD BE TIME-CONSUMING AND EXPENSIVE TO DEFEND, AND IF ANY OF OUR PRODUCTS OR PROCESSES ARE FOUND TO BE INFRINGING, WE MAY NOT BE ABLE TO PROCURE LICENSES TO USE PATENTS NECESSARY TO OUR BUSINESS AT REASONABLE TERMS, IF AT ALL.

In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. While we currently are not engaged in any intellectual property litigation or proceedings, we may become involved in these proceedings in the future. In the future we may be subject to claims or inquiries regarding our alleged unauthorized use of a third party's intellectual property. An adverse outcome in litigation could force us to do one or more of the following:

     o stop selling, incorporating or using our products that use the challenged intellectual property;

     o    pay significant damages to third parties;

     o obtain from the owners of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; or

     o redesign those products or manufacturing processes that use the infringed technology, which may be economically or technologically infeasible.

Whether or not an intellectual property litigation claim is valid, the cost of responding to it, in terms of legal fees and expenses and the diversion of management resources, could be expensive and harm our business.

OUR FAILURE TO DEVELOP PARTNERSHIPS WITH OTHER BATTERY MANUFACTURERS WILL LIMIT OUR ABILITY TO WIDELY INTRODUCE OUR PHOSPHATE CHEMISTRY TECHNOLOGY INTO THE MARKETPLACE AND COULD SIGNIFICANTLY IMPACT OUR SALES AND PROFITABILITY IN FUTURE PERIODS.

To successfully implement our business strategy of broadly disseminating the Saphion(TM) technology, we intend to develop relationships with manufacturers of lithium-ion batteries using stacked polymer technology as well as cylindrical and/or prismatic battery manufacturers. Our failure to develop these relationships will limit our ability to widely introduce our phosphate chemistry technology into the marketplace and could significantly impact our sales and profitability in future periods.

IN ADDITION TO OUR OWN PRODUCT LINES, OUR BATTERIES ARE INTENDED TO BE INCORPORATED INTO OTHER PRODUCTS. WE WILL NEED TO RELY ON OEMS TO COMMERCIALIZE THESE PRODUCTS.

Our business strategy contemplates that we will be required to rely on assistance from OEMs to gain market acceptance for our products. We therefore will need to identify acceptable OEMs and enter into agreements with them. Once we identify acceptable OEMs and enter into agreements with them, we will need to meet these companies' requirements by developing and introducing new products and enhanced, or modified, versions of our existing products on a timely basis. OEMs often require unique configurations or custom designs for batteries, which must be developed and integrated into their product well before the product is launched. This development process not only requires substantial lead-time between the commencement of design efforts for a customized battery system and the commencement of volume shipments of the battery system to the customer, but also requires the cooperation and assistance of the OEMs for purposes of determining the battery requirements for each specific application. We may have technical issues that arise that may affect the acceptance of our products by OEMs. If we are unable to design, develop and introduce products that meet OEMs' requirements, we may lose opportunities to enter into additional purchase orders and our reputation may be damaged. As a result, we may not receive adequate assistance from OEMs or battery pack assemblers to successfully commercialize our products, which could impair our profitability.

FAILURE TO IMPLEMENT AN EFFECTIVE LICENSING BUSINESS STRATEGY WILL ADVERSELY AFFECT OUR REVENUE, CASH FLOW AND PROFITABILITY

As a result of the intellectual property assets we have acquired and internally developed, such as our Saphion(TM) technology, we significantly increased the role of licensing in our business strategy. We have not entered into any licensing agreements for our Saphion(TM) technology. Our future operating results could be affected by a variety of factors including:

     o our ability to secure and maintain significant customers of our proprietary technology;

     o the extent to which our future licensees successfully incorporate our technology into their products;

     o    the acceptance of new or enhanced versions of our technology;

     o the rate that our licensees manufacture and distribute their products to OEMs; and

     o our ability to secure one-time license fees and ongoing royalties for our technology from licensees.

Our future success will also depend on our ability to execute our licensing operations simultaneously with our other business activities. If we fail to substantially expand our licensing activities while maintaining our other business activities, our results of operations and financial condition will be adversely affected.

THERE IS A POTENTIAL SALES-CHANNEL CONFLICT BETWEEN OUR FUTURE TECHNOLOGY LICENSEES AND US.

The acquisition of the Telcordia Technologies, Inc.'s intellectual property assets and our Saphion(TM) technology licensing strategy has added significant diversity to our overall business structure and our opportunities. We recognize that there is potential for a conflict among our sales channels and those of our future technology licensees. If these potential conflicts do materialize, we may not be able to mitigate the effect of a conflict that, if not resolved, may impact our results of operations.

OUR FAILURE TO COST-EFFECTIVELY MANUFACTURE BATTERIES IN COMMERCIAL QUANTITIES, WHICH SATISFY OUR CUSTOMERS' PRODUCT SPECIFICATIONS, COULD DAMAGE OUR CUSTOMER RELATIONSHIPS AND RESULT IN SIGNIFICANT LOST BUSINESS OPPORTUNITIES FOR US.

To be successful, we must cost-effectively manufacture commercial quantities of our batteries that meet customer specifications. To facilitate commercialization of our products, we will need to reduce our manufacturing costs, which includes substantially raising and maintaining battery yields of commercial quality in a cost-effective manner at our internal manufacturing site and reduce costs through the effective utilization of OEM partners. If we fail to substantially increase yields in our manufacturing process and reduce unit-manufacturing costs, we will not be able to offer our batteries at a competitive price, and we will lose our current customers and fail to attract future customers.

OUR ABILITY TO MANUFACTURE LARGE VOLUMES OF BATTERIES IS LIMITED AND MAY PREVENT US FROM FULFILLING ORDERS.

We have been manufacturing batteries on a commercial scale to fulfill purchase orders and we are able to produce sufficient quantities of batteries to supply our current customer demands. We are actively soliciting additional purchase orders. We may need additional low cost, quick lead-time equipment or contract manufacturing support to fulfill large volume orders. If we cannot rapidly increase our production capabilities to make sufficient quantities of commercially acceptable batteries, we may not be able to fulfill purchase orders in a timely manner, if at all. In addition, we may not be able to procure additional purchase orders, which could cause us to lose existing and future customers, purchase orders, revenue and profits.

IF OUR BATTERIES FAIL TO PERFORM AS EXPECTED, WE COULD LOSE EXISTING AND FUTURE BUSINESS, AND OUR LONG-TERM ABILITY TO MARKET AND SELL OUR BATTERIES COULD BE HARMED.

If we manufacture our batteries in commercial quantities and they fail to perform as expected, our reputation could be severely damaged, and we could lose existing or potential future business. This performance failure might have the long-term effect of harming our ability to market and sell our batteries.

WE DEPEND ON A SMALL NUMBER OF CUSTOMERS FOR OUR REVENUES, AND OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE HARMED IF WE WERE TO LOSE THE BUSINESS OF ANY ONE OF THEM.

To date, our existing purchase orders in commercial quantities are from a limited number of customers. During fiscal 2003, revenue from two customers, Alliant Techsystems Inc. and Pabion Corporation, Ltd., each comprised more than 10% of total revenues. During fiscal 2002, revenue from four customers, Hanil Joint Venture, Amperex Technology Limited, Alliant Techsystems Inc., and Samsung Corporation, each comprised more than 10% of total revenues. For fiscal 2001, revenue from four customers Alliant Techsystems Inc., MicroEnergy Technologies Inc., Moltech Corporation, and Qualcomm, each comprised more than 10% of total revenues. We anticipate that sales of our products to a limited number of key customers will continue to account for a significant portion of our total revenues. We do not have long-term agreements with any of our customers and do not expect to enter into any long-term agreements in the near future. As a result, we face the substantial risk that one or more of the following events could occur:

     o    reduction, delay or cancellation of orders from a customer;

     o    development by a customer of other sources of supply;

     o selection by a customer of devices manufactured by one of our competitors for inclusion in future product generations;

     o loss of a customer or a disruption in our sales and distribution channels; or

     o    failure of a customer to make timely payment of our invoices.

If we were to lose one or more customers, or if we were to lose revenues due to a customer's inability or refusal to continue to purchase our batteries, our business, results of operations and financial condition could be harmed.

THE FACT THAT WE DEPEND ON A SOLE SOURCE SUPPLIER OR A LIMITED NUMBER OF SUPPLIERS FOR KEY RAW MATERIALS MIGHT DELAY OUR PRODUCTION OF BATTERIES.

We depend on a sole source supplier or a limited number of suppliers for certain key raw materials used in manufacturing and developing our batteries. We generally purchase raw materials pursuant to purchase orders placed from time to time and have no long-term contracts or other guaranteed supply arrangements with our sole or limited source suppliers. As a result, our suppliers may not be able to meet our requirements relative to specifications and volumes for key raw materials, and we may not be able to locate alternative sources of supply at an acceptable cost. We have in the past experienced delays in product development due to the delivery of nonconforming raw materials from our suppliers, and if in the future we are unable to obtain high quality raw materials in sufficient quantities on competitive pricing terms and on a timely basis, it may delay battery production, impede our ability to fulfill existing or future purchase orders and harm our reputation and profitability.

WE HAVE FOUR KEY EXECUTIVES, THE LOSS OF ANY OF WHICH COULD HARM OUR BUSINESS.

Without qualified executives, we face the risk that we will not be able to effectively run our business on a day-to-day basis or execute our long-term business plan. We do not have key man life insurance policies with respect to any of our key members of management.

OUR OXIDE-BASED BATTERIES, WHICH NOW COMPRISE A SMALL PORTION OF OUR AVAILABLE PRODUCTS, CONTAIN POTENTIALLY DANGEROUS MATERIALS, WHICH COULD EXPOSE US TO PRODUCT LIABILITY CLAIMS.

In the event of a short circuit or other physical damage to an oxide based battery, a reaction may result with excess heat or a gas being generated and released. If the heat or gas is not properly released, the battery may be flammable or potentially explosive. We could, therefore, be exposed to possible product liability litigation. In addition, our batteries incorporate potentially dangerous materials, including lithium. It is possible that these materials may require special handling or that safety problems may develop in the future. We are aware that if the amounts of active materials in our batteries are not properly balanced and if the charge/discharge system is not properly managed, a dangerous situation may result. Battery pack assemblers using batteries incorporating technology similar to ours include special safety circuitry within the battery to prevent such a dangerous condition. We expect that our customers will have to use a similar type of circuitry in connection with their use of our oxide-based products.

ACCIDENTS AT OUR FACILITIES COULD DELAY PRODUCTION AND ADVERSELY AFFECT OUR OPERATIONS.

An accident in our facilities could occur. Any accident, whether due to the production of our batteries or otherwise resulting from our facilities' operations, could result in significant manufacturing delays or claims for damages resulting from personal or property injuries, which would adversely affect our operations and financial condition.

WE DEPEND UPON THE CONTINUED OPERATION OF OUR NORTHERN IRELAND FACILITY. OPERATIONAL PROBLEMS AT THIS FACILITY COULD HARM OUR BUSINESS.

Our revenues are dependent upon the continued operation of our manufacturing facility in Northern Ireland. The operation of a manufacturing plant involves many risks, including potential damage from fire or natural disasters. In addition, we have obtained permits to conduct our business as currently operated at the facility. If the facility were destroyed and rebuilt, there is a possibility that these permits would not remain effective at the current location, and we may not be able to obtain similar permits to operate at another location. The occurrence of these or any other operational problems at our Northern Ireland facility may harm our business.

WE EXPECT TO SELL A SIGNIFICANT PORTION OF OUR PRODUCTS TO AND DERIVE A SIGNIFICANT PORTION OF OUR LICENSING REVENUES FROM CUSTOMERS LOCATED OUTSIDE THE UNITED STATES. FOREIGN GOVERNMENT REGULATIONS, CURRENCY FLUCTUATIONS AND INCREASED COSTS ASSOCIATED WITH INTERNATIONAL SALES COULD MAKE OUR PRODUCTS AND LICENSES UNAFFORDABLE IN FOREIGN MARKETS, WHICH WOULD REDUCE OUR FUTURE PROFITABILITY.

We expect that international sales of our products and licenses, as well as licensing royalties, will represent an increasingly significant portion of our sales. International business can be subject to many inherent risks that are difficult or impossible for us to predict or control, including:

     o changes in foreign government regulations and technical standards, including additional regulation of rechargeable batteries or technology or the transport of lithium and phosphate, which may reduce or eliminate our ability to sell or license in certain markets;

     o foreign governments may impose tariffs, quotas and taxes on our batteries or our import of technology into their countries;

     o requirements or preferences of foreign nations for domestic products could reduce demand for our batteries and our technology;

     o fluctuations in currency exchange rates relative to the United States dollar could make our batteries and our technology unaffordable to foreign purchasers and licensees or more expensive compared to those of foreign manufacturers and licensors;

     o longer payment cycles typically associated with international sales and potential difficulties in collecting accounts receivable may reduce the future profitability of foreign sales and royalties;

     o import and export licensing requirements in Northern Ireland or other countries where we intend to conduct business may reduce or eliminate our ability to sell or license in certain markets; and

     o political and economic instability in Northern Ireland or other countries where we intend to conduct business may reduce the demand for our batteries and our technology or our ability to market our batteries and our technology in those countries.

These risks may increase our costs of doing business internationally and reduce our sales and royalties or future profitability.

WE MAY NEED TO EXPAND OUR EMPLOYEE BASE AND OPERATIONS IN ORDER TO EFFECTIVELY DISTRIBUTE OUR PRODUCTS COMMERCIALLY, WHICH MAY STRAIN OUR MANAGEMENT AND RESOURCES AND COULD HARM OUR BUSINESS.

To implement our growth strategy successfully, we will have to increase our staff, primarily with personnel in sales, marketing, and product support capabilities, as well as third party and direct distribution channels. However, we face the risk that we may not be able to attract new employees to sufficiently increase our staff or product support capabilities, or that we will not be successful in our sales and marketing efforts. Failure in any of these areas could impair our ability to execute our plans for growth and adversely affect our future profitability.

COMPETITION FOR PERSONNEL, IN PARTICULAR FOR PRODUCT DEVELOPMENT AND PRODUCT IMPLEMENTATION PERSONNEL, IS INTENSE, AND WE MAY HAVE DIFFICULTY ATTRACTING THE PERSONNEL NECESSARY TO EFFECTIVELY OPERATE OUR BUSINESS.

We believe that our future success will depend in large part on our ability to attract and retain highly skilled technical, managerial and marketing personnel who are familiar with and experienced in the battery industry, as well as skilled personnel to operate our facility in Northern Ireland. If we cannot attract and retain experienced sales and marketing executives, we may not achieve the visibility in the marketplace that we need to obtain purchase orders, which would have the result of lowering our sales and earnings. We compete in the market for personnel against numerous companies, including larger, more established competitors with significantly greater financial resources than us. We cannot be certain that we will be successful in attracting and retaining the skilled personnel necessary to operate our business effectively in the future.

POLITICAL INSTABILITY IN NORTHERN IRELAND COULD INTERRUPT MANUFACTURING OF OUR BATTERIES AND END-USER PRODUCTS AT OUR NORTHERN IRELAND FACILITY AND CAUSE US TO LOSE SALES AND MARKETING OPPORTUNITIES.

Northern Ireland has experienced significant social and political unrest in the past and we cannot assure you that these instabilities will not continue in the future. Any political instability in Northern Ireland could temporarily or permanently interrupt our manufacturing of batteries and end-user products at our facility in Mallusk, Northern Ireland. Any delays could also cause us to lose sales and marketing opportunities, as potential customers would find other vendors to meet their needs.

                       RISKS ASSOCIATED WITH OUR INDUSTRY

IF COMPETING TECHNOLOGIES THAT OUTPERFORM OUR BATTERIES WERE DEVELOPED AND SUCCESSFULLY INTRODUCED, THEN OUR PRODUCTS MIGHT NOT BE ABLE TO COMPETE EFFECTIVELY IN OUR TARGETED MARKET SEGMENTS.

Rapid and ongoing changes in technology and product standards could quickly render our products less competitive, or even obsolete. Other companies are seeking to enhance traditional battery technologies, such as lead acid and nickel cadmium or have recently introduced or are developing batteries based on nickel metal-hydride, liquid lithium-ion and other emerging and potential technologies. These competitors are engaged in significant development work on these various battery systems, and we believe that much of this effort is focused on achieving higher energy densities for low power applications such as portable electronics. One or more new, higher energy rechargeable battery technologies could be introduced which could be directly competitive with, or superior to, our technology. The capabilities of many of these competing technologies have improved over the past several years. Competing technologies that outperform our batteries could be developed and successfully introduced, and as a result, there is a risk that our products may not be able to compete effectively in our targeted market segments.

We have invested in research and development of next-generation technology in energy solutions. If we are not successful in developing and commercially exploiting new energy solutions based on new materials, or we experience delays in the development and exploitation of new energy solutions, compared to our competitors, our future growth and revenues will be adversely affected.

OUR PRINCIPAL COMPETITORS HAVE GREATER FINANCIAL AND MARKETING RESOURCES THAN WE DO AND THEY MAY THEREFORE DEVELOP BATTERIES SIMILAR OR SUPERIOR TO OURS OR OTHERWISE COMPETE MORE SUCCESSFULLY THAN WE DO.

Competition in the rechargeable battery industry is intense. The industry consists of major domestic and international companies, most of which have financial, technical, marketing, sales, manufacturing, distribution and other resources substantially greater than ours. There is a risk that other companies may develop batteries similar or superior to ours. In addition, many of these companies have name recognition, established positions in the market, and long-standing relationships with OEMs and other customers. We believe that our primary competitors are existing suppliers of liquid lithium-ion, competing polymer and, in some cases, nickel metal-hydride batteries. These suppliers include Sanyo, Matsushita Industrial Co., Ltd. (Panasonic), Sony, Toshiba, SAFT and Electrovaya. Most of these companies are very large and have substantial resources and market presence. We expect that we will compete against manufacturers of other types of batteries in our targeted application segments, which include laptops, cellular telephones and personal digital assistant products, on the basis of performance, size and shape, cost and ease of recycling. There is also a risk that we may not be able to compete successfully against manufacturers of other types of batteries in any of our targeted applications.

LAWS REGULATING THE MANUFACTURE OR TRANSPORTATION OF BATTERIES MAY BE ENACTED WHICH COULD RESULT IN A DELAY IN THE PRODUCTION OF OUR BATTERIES OR THE IMPOSITION OF ADDITIONAL COSTS THAT WOULD HARM OUR ABILITY TO BE PROFITABLE.

At the present time, international, federal, state or local law does not directly regulate the storage, use and disposal of the component parts of our batteries. However, laws and regulations may be enacted in the future which could impose environmental, health and safety controls on the storage, use, and disposal of certain chemicals and metals used in the manufacture of lithium polymer batteries. Satisfying any future laws or regulations could require significant time and resources from our technical staff and possible redesign which may result in substantial expenditures and delays in the production of our product, all of which could harm our business and reduce our future profitability. The transportation of lithium and lithium ion batteries is regulated both internationally and domestically. Under recently revised United Nations recommendations and as adopted by the International Air Transport Association (IATA), our N-ChargeTM system currently falls within the level such that it is no longer exempt and now requires a class 9 designation for transportation. The revised United Nations recommendations are not U.S. law until such time as they are incorporated into the DOT Hazardous Material Regulations. However, DOT has proposed new regulations harmonizing with the UN guidelines. At present it is not known if or when the proposed regulations would be adopted by the US. While we fall under the equivalency levels for the US and comply with all safety packaging requirements worldwide, future DOT or IATA regulations or enforcement policies could impose costly transportation requirements. In addition, compliance with any new DOT and IATA approval process could require significant time and resources from our technical staff and if redesign were necessary, could delay the introduction of new products.

                  GENERAL RISKS ASSOCIATED WITH STOCK OWNERSHIP

CORPORATE INSIDERS OR THEIR AFFILIATES WILL BE ABLE TO EXERCISE SIGNIFICANT CONTROL OVER MATTERS REQUIRING STOCKHOLDER APPROVAL THAT MIGHT NOT BE IN THE BEST INTERESTS OF OUR STOCKHOLDERS AS A WHOLE.

As of July 15, 2003, our officers, directors and their affiliates as a group beneficially owned approximately 34.1% of our outstanding common stock. Carl Berg, one of our directors, beneficially owns approximately 31.3% of our outstanding common stock. As a result, these stockholders will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, which could delay or prevent someone from acquiring or merging with us. The interest of our officers and directors, when acting in their capacity as stockholders, may lead them to:

     o vote for the election of directors who agree with the incumbent officers' or directors' preferred corporate policy; or

     o oppose or support significant corporate transactions when these transactions further their interests as incumbent officers or directors, even if these interests diverge from their interests as stockholders per se and thus from the interests of other stockholders.

SOME PROVISIONS OF OUR CHARTER DOCUMENTS MAY MAKE TAKEOVER ATTEMPTS DIFFICULT, WHICH COULD DEPRESS THE PRICE OF OUR STOCK AND LIMIT THE PRICE POTENTIAL ACQUIRERS MAY BE WILLING TO PAY FOR OUR COMMON STOCK.

Our board of directors has the authority, without any action by the stockholders, to issue additional shares of our preferred stock, which shares may be given superior voting, liquidation, distribution and other rights as compared to those of our common stock. The rights of the holders of our capital stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of additional shares of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control, may discourage bids for our common stock at a premium over its market price and may decrease the market price, and infringe upon the voting and other rights of the holders, of our common stock.

AT ANY GIVEN TIME WE MIGHT NOT MEET THE CONTINUED LISTING REQUIREMENTS OF THE NASDAQ SMALLCAP MARKET.

Given the volatility of our stock and trends in the stock market in general, at any given time we might not meet the continued listing requirements of the Nasdaq SmallCap Market. Among other requirements, Nasdaq requires the minimum bid price of a company's registered shares to be $1.00. On July 15, 2003, the closing sale price of our common stock was $3.47. If we are not able to maintain the requirements for continued listing on the NASDAQ SmallCap Market, it could have a materially adverse effect on the price and liquidity of our common stock.

OUR STOCK PRICE IS VOLATILE, WHICH COULD RESULT IN A LOSS OF YOUR INVESTMENT.

The market price of the shares of our common stock has been and is likely to continue to be highly volatile. Factors that may have a significant effect on the market price of our common stock include the following:

     o    fluctuation in our operating results;

     o announcements of technological innovations or new commercial products by us or our competitors;

     o    failure to achieve operating results projected by securities analysts;

     o    governmental regulation;

     o developments in our patent or other proprietary rights or our competitors' developments;

     o    our relationships with current or future collaborative partners; and

     o    other factors and events beyond our control.

In addition, the stock market in general has experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

As a result of this potential stock price volatility, investors may be unable to sell their shares of our common stock at or above the cost of their purchase prices. In addition, companies that have experienced volatility in the market price of their stock have been the object of securities class action litigation. If we were the subject of securities class action litigation, this could result in substantial costs, a diversion of our management's attention and resources and harm to our business and financial condition.

FUTURE SALES OF CURRENTLY OUTSTANDING SHARES COULD ADVERSELY AFFECT OUR STOCK PRICE.

The market price of our common stock could drop as a result of sales of a large number of shares in the market or in response to the perception that these sales could occur. In addition these sales might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. We had outstanding 71,722,794 shares of common stock as of March 31, 2003. In addition, at March 31, 2003, we had 5,161,629 shares of our common stock reserved for issuance under outstanding options and warrants, and 7,379,681 additional shares reserved for issuance under our stock option plans. In connection with the potential conversion of the Series C Convertible Preferred Stock issued on June 2, 2003, we expect that we may need to issue up to 2,352,942 shares of our common stock (based on a conversion price of $4.25) and up to 352,900 shares in upon exercise of the related warrant issued on June 2, 2003.

WE DO NOT INTEND TO PAY DIVIDENDS ON COMMON STOCK AND THEREFORE YOU WILL ONLY BE ABLE TO RECOVER YOUR INVESTMENT IN OUR COMMON STOCK, IF AT ALL, BY SELLING THE SHARES OF OUR STOCK THAT YOU HOLD.

Some investors favor companies that pay dividends on common stock. We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for funding growth and we do not anticipate paying cash dividends on our common stock in the foreseeable future. Because we may not pay dividends, a return on an investment in our stock likely depends on your ability to sell your shares at a profit.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the information in this prospectus are forward-looking statements. These statements may be found throughout this prospectus, particularly under the headings, "Risk Factors" and "Use of Proceeds," among others, as well as in the information incorporated by reference in this prospectus. These statements describe our plans, strategies and goals and our beliefs concerning future business conditions and our business outlook based on currently available information. The words "expect," "estimate," "anticipate," "predict," "believe" and similar expressions and variations thereof are intended to identify forward-looking statements. Such statements appear in a number of places in this filing and include statements regarding the intent, belief or current expectations of us and of our directors or officers with respect to, among other things, (a) trends affecting our financial condition or results of operations,
(b) our product development strategies, trends affecting our manufacturing capabilities and trends affecting the commercial acceptability of our products, and (c) our business and growth strategies. You are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this prospectus. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares by the selling stockholder. However, we will receive the exercise price if any of the warrants are exercised. We plan to use any such proceeds for working capital.

                PRIVATE PLACEMENT OF PREFERRED STOCK AND WARRANTS

     On June 2, 2003, we completed a financing pursuant to which we issued to The Riverview Group, LLC, (i) 1,000 shares of our Series C Convertible Preferred Stock for $10,000 per share, which, at a conversion price of $4.25 per share, are convertible into 2,352,942 shares of our common stock, and (ii) warrants to purchase up to 352,900 shares of our common stock at an exercise price of $5.00 per share, in consideration for cash in the aggregate amount of $10,000,000. The holders of the preferred stock may receive additional shares of our common stock as payment of dividends on the preferred stock. Pursuant to a registration rights agreement we entered into in connection with this financing, we agreed to register shares of common stock issuable upon conversion of the preferred stock, upon exercise of the warrants and as dividends on the preferred stock.

                               SELLING STOCKHOLDER

     The shares of our common stock to which this prospectus relates are being registered for offers and sales by the selling stockholder identified below. We have registered these shares to permit the selling stockholder to sell the shares when it deems appropriate. The selling stockholder may sell all, a portion or none of its shares at any time. We do not know when or in what amounts the selling stockholder may offer shares for sale under this prospectus.

     Other than the transactions that took place in connection with the placement of our preferred stock and warrants with the selling stockholder, neither we nor any of our affiliates have had any material relationship with the selling stockholder within the past three years.

     The following table identifies the selling stockholder, together with the number of shares of our common stock beneficially owned by the selling stockholder before the offering, the number of shares of our common stock being offered by the selling stockholder under this prospectus and the number of shares of our common stock that will be beneficially owned by the stockholder upon completion of this offering.

     In accordance with the terms of the registration rights agreement with the selling stockholder, this prospectus covers the sale of shares of common stock issuable upon conversion of the outstanding preferred stock, determined as if the preferred stock were converted in full at the conversion price of $4.25, plus shares of common stock issuable upon exercise of the related warrants, plus shares of common stock issuable as dividends on the preferred stock assuming a market price of $3.47 per share, the last reported sales price of the common stock on the National Small Cap Market on July 15, 2003, plus additional shares which may become issuable in connection with conversion of shares of the preferred stock upon the adjustment of the conversion price due to certain anti-dilution provisions of the preferred stock or in connection with dividends on the preferred stock in the event of changes in the market price of the common stock. Because the conversion price of the preferred stock may be adjusted and the market price of the common stock will vary over time, the number of shares that will actually be issued upon conversion and as dividends is variable, and when aggregated with the number of shares that may be issued in connection with exercise of the warrants, may be more or less than the 4,000,000 shares being offered by this prospectus.

     Under the certificate of designations for the preferred stock and under the terms of the warrants, no selling stockholder who owns preferred stock may convert preferred stock or exercise its warrants to the extent that the conversion or exercise would cause the selling stockholder, together with its affiliates, to beneficially own more than 9.99% of the outstanding shares of our then outstanding common stock following such conversion or exercise. For purposes of making this determination, shares of common stock issuable upon conversion of the preferred stock which have not been converted and shares of common stock issuable upon exercise of the related warrants which have not been exercised are excluded. The number of shares in the second and third columns does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering.

                                                            NUMBER OF            NUMBER OF SHARES
                                NUMBER OF SHARES OF       SHARES OF OUR            OF OUR COMMON
         SELLING              OUR COMMON STOCK OWNED       COMMON STOCK          STOCK OWNED AFTER
       STOCKHOLDER            PRIOR TO THE OFFERING       BEING OFFERED            THE OFFERING
       -----------             --------------------       --------------          ---------------
                               Number      % of class                            Number      % of class

The Riverview Group, LLC      2,705,842 (1)  3.8% (2)      4,000,000 (3)          -- (4)      0.0% (4)

------------
(1) Includes 2,352,942 shares of common stock issuable upon conversion of convertible preferred stock and 352,900 shares of common stock issuable upon exercise of outstanding warrants.

(2) Based on 71,734,022 shares of common stock outstanding on July 15, 2003. Shares issuable upon the conversion of preferred stock, or the exercise of warrants held or exercisable within 60 days by such person are deemed to be outstanding with respect to the calculation of that person's percent of class.

(3) Represents the maximum number of shares that could be sold under this prospectus, which covers, assuming the holder converted all of its preferred stock into common stock and exercised all of the shares underlying its warrant, (a) 2,352,942 shares currently issuable upon conversion of shares of the preferred stock held by the selling stockholder, (b) 91,006 shares issuable as dividends on the preferred stock (based on 95% of the closing price of the common stock on The Nasdaq SmallCap Market on July 15, 2003), (c) 352,900 shares currently issuable upon exercise of warrants to purchase common stock held by the selling stockholder, and (d) additional shares which may become issuable in connection with conversion of shares of the preferred stock upon the adjustment of the conversion price due to certain anti-dilution provisions of the preferred stock or in connection with dividends on the preferred stock in the event of changes in the market price of the common stock. Does not constitute a commitment to sell any or all of the stated number of shares. The selling stockholder will determine the number of shares to be sold from time to time.

(4) Assumes the sale by the selling stockholder of all of the shares of common stock available for sale under this prospectus.


                              PLAN OF DISTRIBUTION

     The common stock covered by this prospectus may be offered and sold at various times by the selling stockholder. As used in this prospectus, "selling stockholder" includes the selling stockholder named in the table above and pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder is under no obligation to sell all or any of its shares.

     The sales may be made in one or more transactions at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions:

     o on any of the U.S. securities exchanges or quotation services where shares of our common stock are listed or quoted at the time of sale, including the Nasdaq SmallCap Market, where our common stock is listed as of the date of this prospectus;

     o    in the over-the-counter market;

     o in transactions other than transactions on the exchanges or quotation services or in the over-the counter market;

     o in negotiated transactions or otherwise, including an underwritten offering;

     o through the writing of options, whether the options are listed on an options exchange or otherwise;

     o short sales, including, among others, hedging transactions with broker-dealers, which may in turn engage in short sales of our common stock in the course of hedging in positions they assume;

     In connection with sales of the common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock to close out short positions, or loan or pledge shares of common stock to broker-dealers that in turn may sell those shares. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, those underwriters, brokers-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Any such discounts, concessions or commissions as to particular underwriters, brokers-dealers or agents may be in excess of those customary in the types of transactions involved.

     The selling stockholder may pledge or grant a security interest in some or all of the shares of common stock it owns and if the selling stockholder defaults in the performance of its secured obligations, the pledges or secured parties may offer and sell the shares of our common stock from time to time under this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act of 1933 amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

     In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate in the sales. Brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or from its purchasers, or from both. This compensation may exceed customary commissions.

     The aggregate proceeds to the selling stockholder from the sale of our common stock offered by them under this prospectus will be the purchase price of the shares less discounts, concessions and commissions, if any. Any commissions, discounts, concessions or other fees, if any, are payable to brokers or dealers in connection with any sale of the common stock will be borne by the selling stockholder.

     In order to comply with the securities laws of certain states, if applicable, the shares must be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and the selling stockholder complies with the exemption.

     The selling stockholders may also sell all or a portion of the shares in open market transactions in reliance on Rule 144 under the Securities Act of 1933, if they meet the criteria and conform to the requirements of that rule.

     The selling stockholder and any participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with the sale of any shares covered by this prospectus. In such event, any commission, discount or concession these "underwriters" receive may be deemed to be underwriting compensation. In addition, because the selling stockholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933.

     We have agreed to indemnify the selling stockholder against certain losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement and expenses, including liabilities under the Securities Act of 1933.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. We will bear all costs, expenses and fees in connection with the registration of the shares (other than fees and expenses, if any, of legal counsel or other advisors to the selling stockholder and other than any underwriting discounts or selling commissions). We will not receive any of the proceeds of the sale of our common stock by the selling stockholder.

                                  LEGAL MATTERS

     The validity of the common stock will be passed upon for us by our legal counsel, Akin Gump Strauss Hauer & Feld LLP.

                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from the Annual Report on Form 10-K of Valence Technology, Inc. for the year ended March 31, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the company's adoption of Statement of Financial Accounting Standard No. 142), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires us to file information with the SEC concerning our business and operations. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the regional offices of the SEC located at

Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's web site at www.sec.gov. You can also inspect our reports, proxy statements and other information at the offices of the Nasdaq Stock Market.

     This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933 and therefore omits specified information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

     We also will provide to you a copy of these filings at no cost. You may request copies of these filings by writing or telephoning us as follows: 6504 Bridge Point Parkway, Suite 415, Austin, Texas 78730 Attention, Vice President of Finance, or (512) 527-2900. In addition, you may access these filings at our website. Our website's address is www.valence.com. The foregoing website references are inactive textual references only.

     You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement, that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We are incorporating by reference certain documents we file with the Securities and Exchange Commission, which means that we are disclosing important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Information in documents that we file with the Securities and Exchange Commission after the date of this prospectus will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including exhibits, after the date of this prospectus:

     o Our Annual Report on Form 10-K for the fiscal year ended March 31, 2003, filed with the Securities and Exchange Commission on June 30, 2003;

     o Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 2, 2003, May 30, 2003, June 3, 2003 and June 11, 2003; and

     o The description of our common stock contained in our Form 8-A filed with the Securities and Exchange Commission on April 2, 1992, including any amendment or reports filed for the purpose of updating such description.

     Information contained in this prospectus supplements, modifies or supercedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference supplements, modifies or supersedes, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

     We have filed a registration statement on Form S-3 with the Securities and Exchange Commission regarding this offering. The registration statement of which this prospectus is a part contains additional relevant information about us and our capital stock and you should refer to the registration statement and its exhibits to read that information.

     If you request, either orally or in writing, we will provide you with a free copy of any or all documents which are incorporated by reference into this prospectus. You may request copies of these documents by writing or telephoning us as follows: 6504 Bridge Point Parkway, Suite 415, Austin, Texas 78730 Attention, Vice President of Finance, or (512) 527-2900.

                                4,000,000 SHARES



                            VALENCE TECHNOLOGY, INC.



                                  COMMON STOCK



                                 ..............

                                   PROSPECTUS
                                 ..............

                                  JULY __, 2003

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table itemizes the expenses incurred by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates except the Securities and Exchange Commission registration fee. The selling stockholder will not bear any of these expenses.

     Registration fee - Securities and Exchange Commission.....................      $ 1,101
     Accounting fees and expenses..............................................        7,500
     Legal fees and expenses...................................................       15,000
     Miscellaneous.............................................................        5,000
                                                                                     --------
                                                                                     $28,601
     Total.....................................................................      ========




ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or against another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or the unlawful purchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

     Our Second Restated Certificate of Incorporation provides that, to the full extent not prohibited by the DGCL, no director of ours will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of a duty of care.

     Our Second Amended and Restated Bylaws provide that we must indemnify our directors and executive officers to the fullest extent not prohibited by the DGCL; provided, however that:

     o we may limit the extent of such indemnification by individual contracts with our directors and executive officers; and

     o we are not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless:

          o    such indemnification is expressly required to be made by law;

          o    the proceeding was authorized by our Board of Directors; or

          o such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under the DGCL.

Our bylaws further provide that we may indemnify our other officers, employees and other agents as set forth in the DGCL.

     We have entered into indemnification agreements, the form of which is incorporated by reference to Exhibit 10.9 to Annual Report on Form 10-K for the year ended March 31, 2003, with each of our directors and officers. These agreements require us to indemnify each director and officer for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of the person's services as our director or officer of ours or any other company or enterprise to which the person provides services at our request.

     In addition, we maintain director and officer liability insurance which, subject to certain exceptions and limitations, insures directors and officers for any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act in their respective capacities as directors and officer of ours.

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBITS

NUMBER    EXHIBIT DESCRIPTION

5.1 Opinion of Akin Gump Strauss Hauer & Feld LLP, regarding the validity of securities.

23.1      Consent of Deloitte & Touche LLP.

23.2      Consent of Akin Gump Strauss Hauer & Feld LLP (set forth in Exhibit
          5.1).

24.1      Power of Attorney (included in signature page).


ITEM 17.   UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sale are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the

Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Austin, state of Texas, on July 17, 2003.

                             VALENCE TECHNOLOGY, INC.


                                   /s/ Stephan B. Godevais
                                   ---------------------------------------------
                                   By:  Stephan B. Godevais
                                   Its: Chief Executive Officer, President and
                                   Chairman of the Board of Directors (Principal Executive Officer)

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Stephan
B. Godevais and Kevin W. Mischnick, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and a new registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                TITLE                           DATE

/s/ Stephan B. Godevais              Chief Executive Officer, President and
----------------------------         Chairman of the Board of Directors
Stephan B. Godevais                  (Principal Executive Officer)               July 17, 2003


/s/ Kevin W. Mischnick               Vice President of Finance and
----------------------------         Assistant Secretary (Principal
Kevin W. Mischnick                   Financial Officer)                          July 17, 2003


/s/ Carl E. Berg
----------------------------
Carl E. Berg                          Director                                   July 17, 2003


/s/ Alan F. Shugart
----------------------------
Alan F. Shugart                       Director                                   July 17, 2003


/s/ Bert C. Roberts, Jr.
----------------------------
Bert C. Roberts, Jr.                  Director                                   July 17, 2003


                                LIST OF EXHIBITS

NUMBER    EXHIBIT DESCRIPTION

5.1 Opinion of Akin Gump Strauss Hauer & Feld LLP, regarding the validity of securities.

23.1      Consent of Deloitte & Touche LLP.

23.2      Consent of Akin Gump Strauss Hauer & Feld LLP (set forth in Exhibit
          5.1).

24.1      Power of Attorney (included in signature page).